TRANSCEPT PHARMACEUTICALS ANNOUNCES THAT LARGEST STOCKHOLDER, ROUMELL ASSET MANAGEMENT, DECLARES SUPPORT OF COMPANY STRATEGIES

Company also announces the appointment of Matthew M. Loar
to the Transcept Board of Directors

Point Richmond, Calif., December 16, 2013 – Transcept Pharmaceuticals, Inc. (Nasdaq: TSPT), a specialty pharmaceutical company focused on the development and commercialization of proprietary products that address important therapeutic needs in the field of neuroscience, today announced that the company’s largest stockholder, Roumell Asset Management, had publicly announced its support of the Transcept business strategies that Transcept outlined in its press release dated December 4, 2013. In that regard, Roumell indicated that it would abstain from voting in the upcoming special meeting of stockholders scheduled for December 19, 2013, which was called initially at the request of Roumell.

“We are very pleased that the Roumell team has moved to support our strategies to maximize stockholder value, and we appreciate the confirmation of that support in their actions regarding the December 19 special meeting of stockholders,” stated Glenn A. Oclassen, Transcept President and Chief Executive Officer.

Transcept also announced that Matthew M. Loar has joined the board of Transcept as an independent director effective December 16, 2013, following his recommendation by Roumell. Mr. Loar currently serves as Acting Chief Executive and Financial Officer of Neurobiological Technologies, Inc. (NTI) and has served on NTI’s board of directors since NTI’s stockholders approved a plan of voluntary dissolution in 2009. Over the past twelve years he has served as Chief Financial Officer for three publicly-traded biopharmaceutical companies: NTI, Osteologix, Inc. and Genelabs, Inc.; and one public-reporting biopharmaceutical company: Virolab, Inc.

Mr. Oclassen stated further, “The addition of Matt Loar further enhances the Board’s already strong pharmaceutical industry expertise, particularly given his financial background. Matt brings a track-record of success and deep industry knowledge, and his viewpoint and advice will be important as we develop and pursue our strategic alternatives.”

About Transcept

Transcept Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development and commercialization of proprietary products to address important therapeutic needs in the field of neuroscience.  The company's lead development candidate is TO-2070, a novel, rapidly absorbed treatment for acute migraine incorporating dihydroergotamine (DHE) as the active drug which Transcept intends to develop through the completion of preclinical safety studies, but not including the initiation of a Phase 1 human pharmacokinetic study.  Preclinical data suggest that TO-2070 may offer significant migraine treatment benefits beyond those provided by less convenient and more invasive DHE drug delivery methods, such as injection, liquid nasal sprays or pulmonary inhalation.

The Transcept management team developed Intermezzo® from concept to its approval by the FDA in 2011.  Purdue holds commercialization and development rights for Intermezzo in the United States. For further information about Transcept, please visit www.transcept.com. For information about Intermezzo, please visit www.MyIntermezzo.com.

Forward looking statements
This press release contains forward-looking statements that involve substantial risks and uncertainties.  All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements.  Examples of such statements include, but are not limited to, statements relating to the following: our pursuit of strategic initiatives to increase stockholder value, including the nature, timing and effect of such strategic initiatives; and our expectations regarding the special meeting of stockholders. Transcept may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements.  Various important factors could cause actual results or events to differ materially from the forward-looking statements that Transcept makes, including the following: our ability to identify and reach an agreement with a potential merger partner; achieving acceptance of Intermezzo by physicians, patients and third party payors; our dependence on our collaboration with Purdue; our ability to develop TO-2070; obtaining, maintaining and protecting regulatory exclusivity and intellectual property protection for Intermezzo and TO-2070; and the ability of Transcept to obtain additional funding, if needed, to support its business activities.  These and other risks are described in greater detail in the "Risk Factors" section of Transcept periodic reports filed with the SEC.  Forward-looking statements do not reflect the potential impact of any future in-licensing, collaborations, acquisitions, mergers, dispositions, joint ventures, or investments Transcept may enter into or make.  Transcept does not assume any obligation to update any forward-looking statements, except as required by law.

Company Contact:
Transcept Pharmaceuticals, Inc.
Leone Patterson
Vice President, Chief Financial Officer
(510) 215-3500
lpatterson@transcept.com

Investor Contact:
MacKenzie Partners, Inc.

Bob Marese
Executive Vice President
(212) 929-5405
bmarese@mackenziepartners.com

Dan Burch
CEO
(212) 929-5748
dburch@mackenziepartners.com